UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: August 24, 2016

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)          On August 24, 2016, T. Alex McPherson, M.D., Ph.D., ICD.D informed NovaBay Pharmaceuticals, Inc. (the “Company” or “NovaBay”) that he will resign as a member of the Company’s Board of Directors (the “Board”), with such resignation to be effective immediately. Dr. McPherson did not resign as a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Dr. McPherson was a member of the Compensation and Nominating and Corporate Governance committees of the Board.

(d)          On August 24, 2016, effective upon the resignation of Dr. McPherson, the Board appointed Yonghao Ma, Ph.D. to fill the vacancy on the Board resulting from the resignation of Dr. McPherson. Dr. Ma will take Dr. McPherson’s place as a Class II director to serve until the Company’s Annual Meeting of Stockholders (“Annual Meeting”) in 2018, subject to his prior death, resignation or removal from office as provided by law. Dr. Ma will also serve as a member of the Compensation and Nominating and Corporate Governance (“N&CG”) committees of the Board, filling the vacant Committee seats formerly occupied by Dr. McPherson.

Dr. Ma is currently the founder, owner and President of PharmStats, Ltd. (“PharmStats”) since September 1997. PharmStats is a Delaware corporation formed in 1997, specializing in statistical consulting and support for pharmaceutical research and development, registration of pharmaceutical products in the United States and Europe, phase IV post-market research, and health outcomes research. Dr. Ma is particularly experienced in the areas of oncology, the central nervous system, dermatology, pain (acute and chronic) management, multiple sclerosis, and HIV infection. Over the course of his career, Dr. Ma has participated in, or managed, many clinical trials with regard to design, statistical conduct, and regulatory filings in the United States and Europe, including new drug applications. From August 1991 to September 1997, Dr. Ma was an Assistant Professor of Mathematics at Texas State University. Dr. Ma has a Ph.D. in Mathematics from the University of Utah (1991).

There is no arrangement or understanding between Dr. Ma and any other person pursuant to which he was appointed as a director of the Company. In connection with his service, Dr. Ma will receive the Company’s standard director’s compensation package. Dr. Ma does not have any other material arrangements or transactions with related persons to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events

As a result of Dr. McPherson’s resignation (which left vacant the role of N&CG Committee Chairperson), on August 24, 2016, the Board elevated director Todd Zavodnick from the position of N&CG Committee member to Chairperson of that Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

By:	/s/ Justin Hall
Justin Hall
Senior Vice President, General Counsel

Dated: August 25, 2016